As filed with the Securities and Exchange Commission on June 2, 1995

                                           Registration No. 33-55409


                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CONVEX COMPUTER CORPORATION
            (Exact name of issuer as specified in its charter)


          DELAWARE                        75-1838006

(State or other jurisdiction            (I.R.S. Employer
  of incorporation of                   Identification No.)
    organization)


                      3000 Waterview Parkway
                       Richardson, TX 75080
               (Address of principal executive offices)


                      1991 STOCK OPTION PLAN
                      (Full title of the plan)


                      ROBERT J. PALUCK
          Chairman of the Board and Chief Executive Officer
                 CONVEX COMPUTER CORPORATION
                  3000 Waterview Parkway
                   Richardson, TX 75080
                    (214) 497-4000
       (Name, address and telephone number of agent for service)



                  Copy to:  Kenneth M. Siegel, Esq.
                   Wilson, Sonsini, Goodrich & Rosati
                     Professional Corporation
                      650 Page Mill Road
                Palo Alto, California 94304-1050




                          CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
Title of                           Maximum        Maximum
Securities        Amount           Offering       Aggregate      Amount of
to be             to be            Price Per      Offering     Registration
Registered      Registered         Share (1)      Price(1)       Fee


Common Stock     1,200,000          $4.00         $4,800,000     $1,655.17


(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 25, 1995.


PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Explanatory Note


     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,200,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (Nos. 33-40518, 33-49468 and 33-66948) are incorporated herein by reference.



Item 8.    Exhibits.
           ---------

        Exhibit
        Number
       ---------

           4.1       1991 Stock Option Plan, as amended and restated.

           5.1       Opinion of counsel as to legality of securities being
                      registered.

          23.1       Consent of Ernst & Young LLP, Independent Auditors.

          23.2       Consent of Counsel (contained in Exhibit 5.1).

          24.1       Power of Attorney (see page II-3).






                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 30th day of May, 1995.

                          CONVEX COMPUTER CORPORATION


                          By   /S/ Robert J. Paluck
                             ---------------------------
                              Robert J. Paluck,
                              Chairman of the Board and
                              Chief Executive Officer


                                      II-2

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Paluck and David W. Craig, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                  Title                    Date
    ---------------------    ---------------------         ---------------


    /s/ Robert J. Paluck
    ---------------------   Chairman of the Board and       May 30, 1995
    Robert J. Paluck        Chief Executive Officer
                           (Principal Executive Officer)


    /s/ David W. Craig
    ----------------------   Vice President, Finance and     May 30, 1995
    David W. Craig           Chief Financial Officer
                             (Principal Financial Officer
                             and Accounting Officer)


    /s/ Erich Bloch
    ----------------------   Director                        May 30, 1995
    Erich Bloch


    /s/ H. Berry Cash
    ----------------------   Director                        May 30, 1995
    H. Berry Cash


    /s/ Sam K. Smith
    ----------------------   Director                        May 30, 1995
    Sam K. Smith


    /s/ Steven J. Wallach
    ----------------------   Director                        May 30, 1995
    Steven J. Wallach


    /s/ Howard D. Wolfe
    ---------------------    Director                        May 30, 1995
    Howard D. Wolfe


    /s/ Max D. Hopper
    ---------------------    Director                        May 30, 1995
    Max D. Hopper


                                      II-3


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                         ----------------------------------
                                    EXHIBITS
                         ---------------------------------

                        Registration Statement on Form S-8

                           Convex Computer Corporation

                                  June 2, 1995


                                 EXHIBIT INDEX

                                                             Sequentially
Exhibit                                                      Numbered
Number                                                       Page
- -----------                                                  ------------

4.1            1991 Stock Option Plan, as amended and restated.

5.1            Opinion of counsel as to legality of
                    securities being registered.

23.1           Consent of Ernst & Young LLP, Independent
                    Auditors.

23.2           Consent of Counsel (contained in Exhibit 5.1).

24.1           Power of Attorney (see page II-3 of Registration
                    Statement).




                               EXHIBIT 4.1



                         CONVEX COMPUTER CORPORATION

                           AMENDED AND RESTATED
                           1991 STOCK OPTION PLAN


1.   Purpose of the Plan.

The purpose of the CONVEX COMPUTER CORPORATION 1991 STOCK OPTION PLAN (Plan) is to advance the interests of CONVEX COMPUTER CORPORATION (Convex) and its stockholders, by (a) enabling Convex to attract and retain the best available personnel for positions of substantial responsibility, (b) encouraging Employees, Consultants and Directors to acquire and retain a proprietary interest in Convex, and (c) promoting the long-term success of Convex.

At the discretion of the Board, and as reflected in written option agreements, options granted under this Plan may be either incentive stock options, as defined in Section 422 of the Code or non-statutory stock options.

2.   Definitions.

(a) Board: The Committee, if one has been appointed, or the Convex Board of Directors if there is no Committee.

(b) Code:  The Internal Revenue  Code of 1986, as amended.

(c) Common Stock:  Convex Common Stock, $.01 par value per share.

(d) Committee:  The Committee appointed by the Board of Directors under
Section 3, if one has been appointed. If no Committee has been appointed, this term will refer to the Board of Directors as a whole.

(e) Consultant: Any person who is engaged by Convex or any Subsidiary to render consulting services for compensation.

(f) Continuous Status: As an Employee, Consultant or Director is the absence of any interruption or termination of service. Service will not be considered interrupted for sick leave, military leave or other leave approved by the Board provided that either the leave does not exceed 90 days or reemployment on expiration of the leave is guaranteed by contract or statute.

(g) Date of Grant: The date an Option is granted under the Plan, which will be the date the Board authorized the Option unless the Board has specified a later date.

(h) Date of Exercise: The date on which an Option is validly exercised under the Plan.

(i) Director:  A member of the Convex Board of Directors.

(j) Employee: Any person, including Officers and Directors, who is employed by Convex, its Parent or any of its Subsidiaries. The payment of Directors fees is not sufficient to constitute employment.

(k) Exchange Act:  The Securities Exchange Act of 1934, as amended.

(l) Incentive Stock Option: An Option intended to qualify as an incentive stock option under Section 422 of the Code.

(m) Option:  A stock option granted under the Plan.

(n) Optionee: An Employee, Consultant or Director who has been granted an Option which has not expired.

(o) Outside Director:  A Director who is not an Employee.

(p) Parent:  A parent corporation, whether now or hereafter existing, under
Section 424(e) of the Code.

(q) Rule 16b-3: Rule 16b-3 under the Exchange Act, or any successor rule thereto.

(r) Share:  A share of Common Stock, as adjusted under Section 9 of the Plan.

(s) Subsidiary: A subsidiary corporation, whether now or hereafter existing, under Section 424(f) of the Code.

(t) Successors: The legal representatives of a deceased Optionee's estate or the persons who acquire the right to exercise an Option by bequest, inheritance or the death of the Optionee.

3.   Administration of the Plan.

(a) Procedure.   The Plan will be administered by (1) the Board, if the Board may administer the Plan as one which qualifies under Rule 16b-3 as a discretionary plan, or (2) a Committee designated by the Board. If a Committee is designated by the Board, it will be constituted to permit the Plan to be a discretionary plan under Rule 16b-3. Once constituted, the Committee will continue to exist until otherwise directed by the Board. From time to time the Board may increase or decrease the size of the Committee, appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies and remove all members of the Committee (thereafter directly administering the Plan), all to the extent which Rule 16b-3 permits in respect of plans intended to qualify as discretionary.

(b) Authority. Subject to the terms of the Plan and the direction of the Board, the Committee will have full power to implement the Plan including, but not limited to, the power to determine:

(1) The Employees and Consultants to whom Options may from time to time be granted.

(2) Whether, and to what extent Options are granted.

(3) The number of Shares to be covered by each Option.

(4) The forms of agreements to be used under the Plan.

(5) The terms of any Option (including the share price, any restrictions or limitations, any vesting or exercise acceleration, any waiver of forfeiture restrictions affecting an Option and/or the Shares covered by that Option, based in each case on such factors as the Committee determines, in its sole discretion, to be appropriate).

(6) The forms of payment that will be acceptable consideration for exercise of an Option.

(7) Whether, to what extent and under what circumstances Common Stock will be deferred, either automatically or at the election of the Optionee (including providing for and determining the amount of any deemed earnings on deferred amounts during a deferral period).

(8) The fair market value of the Common Stock under Section 6(c).

(9) Whether the exercise price of an Option should be reduced to the then-current fair market value of the Common Stock if that value has declined since the date the Option was granted.

The Committee will have the authority to construe and interpret the Plan, to authorize the execution of such instruments on behalf of Convex as any be required to effectuate the grant of Options, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

4.   Stock Subject To Options.

Subject to Section 9, no more than 6,160,000 Shares (plus, in the case of non-statutory stock options, the number of additional shares that are reacquired under the Plan) may be issued upon the exercise of Options. If an Option terminates or expires, or is canceled or surrendered, the unpurchased Shares subject to that Option will again be available for grants under the Plan unless Convex reacquired the Shares by exercising its repurchase rights or the Plan has been terminated.

5.   Eligibility.

(a) Contribution. Any Director, Employee or Consultant deemed by the Committee to have the potential to contribute to the future success of Convex will be eligible to receive Options; provided, however, that (1) Options granted to Outside Directors will only be made in accordance with Section 8, and (2) Incentive Stock Options will be granted only to Employees.

(b) Designation. Each Option will be designated in the written option agreement as either an Incentive Stock Option or a non-statutory stock option. Notwithstanding this designation, Options will be treated as non-statutory stock options to the extent the aggregate fair market value of the Shares under Options that have been designated as Incentive Stock Options and that can be exercised for the first time by an Optionee during any calendar year (under all plans of Convex) exceeds $100,000.

For purposes of this Section 5(b), Options will be taken into account in the order in which they were granted, and the fair market value of the shares will be determined as of when the Option was granted.

(c) Rights. Neither the Plan nor the granting of an Option will alter the right of Convex, its Parent or its Subsidiaries to terminate an individual's status as an Employee, Consultant or Director at any time and for any reason. Nor does either confer any rights or privileges to continue as an Employee, Consultant or Director, or any other rights and privileges, except as specifically provided in the Plan.

6.   Terms and Conditions of Options.

Options will be evidenced by an agreement that is executed by Convex and the Optionee (Agreement). The Agreement will be in the form as the Committee may from time to time approve, subject to the following:

(a) Designation. The Committee will cause each Option, at the time of grant, to be clearly designated in the Agreement as either an Incentive Stock Option or a non-statutory Stock Option.

(b) Price. The per Share exercise price for Shares to be issued on exercise of an Option will be the price as determined by the Committee, subject to the following:

(1) In the case of Incentive Stock Options, the per share exercise price will be set at 110% (or more) of fair market value on the date of the grant for Employees who, at the time of the grant, own more than 10% of the voting power of all classes of stock of Convex, any Parent or any Subsidiary, and will be set at 100% (or more) of fair market value on the date of grant for all other Employees.

(2) In the case of non-statutory stock options, the per share exercise price will be set at 110% (or more) of fair market value on the date of the grant for any person who, at the time of the grant, owns more than 10% of the voting power of all classes of stock of Convex, any Parent or any Subsidiary, and, subject to Section 8, will be set at 85% (or more) of fair market value on the date of grant for all others.

(c) Fair Market Value. The Committee will determine fair market value by reference to the per share closing price of the Common Stock on the New York Stock Exchange, as reported in the Wall Street Journal.

(d) Payment of Option Price. Consideration for Shares to be issued on exercise of an Option, including the method of payment, will be determined by the Committee and may consist of cash, check, delivery of previously owned Common Stock which, on the date of surrender, has (1) been owned by the Optionee for more than six months or not acquired directly from Convex, and
(2) has a fair market value equal to the aggregate exercise price of the Shares under the Option being exercised, or any combination of the foregoing and/or other consideration or method of payment as may be permitted by law.

(e) Option Term. In the case of an Option granted to an Employee who, at the time of grant, owns more than 10% of the voting power of all classes of the stock of Convex, any Parent or any Subsidiary, the term of the Option will be as set by the Committee but will in no event exceed five years. In the case of all other Options, the term of the Option will be as set by the Committee but will in no event exceed 10 years from the date of grant.

(f) Rights as a Stockholder. Neither an Optionee nor his Successors will have any of the rights of a Convex stockholder until the certificates evidencing Shares that they have purchased are properly delivered. Except as provided in
Section 9, no adjustment will be made for a dividend or other right whose record date occurs before the stock certificate is issued.

(g) Exercise. Subject to Section 8, Options may be exercised at any time, from time to time and in no particular order (if the Optionee holds more than one Option) from the Date of Grant through the earliest of expiration, cancellation, surrender or termination of the Option. Notwithstanding the foregoing, no Option may be exercised before shareholder approval of the Plan has been obtained.

The exercise of each Option will be subject to the condition that if, at any time, Convex believes the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any Share on any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of the underlying Shares, then the exercise will not be effective unless the same has been effected or obtained free of any conditions not acceptable to Convex.

(h) Non-transferability. No Option may be transferred or assigned by an Optionee, whether voluntarily or by operation of law, other than by will or the laws of descent and distribution. During an Optionee's lifetime, Options may only be exercised by the Optionee. No Option or the Shares covered thereby will be (1) pledged or hypothecated in any way, or (2) subject to execution, attachment or similar process except with the prior written consent of the Committee.

(i) Termination of Status. If an Employee, Consultant or Director ceases to serve as such for any reason other than permanent disability or death, he may exercise his Option to the extent that he was entitled to do so at the date of termination, but only within 30 days (or such other period of time as is determined by the Committee which, in the case of an Incentive Stock Option, is determined at the time of grant and will not exceed 90 days) after the date his service ceases. To the extent he was not entitled to exercise an Option on the date of termination, or if he does not exercise an Option which he was entitled to exercise within the time specified, the Option will terminate.

(j) Permanent Disability.   If an Employee, Consultant or Director is unable
to continue as such due to his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may exercise his Option to the extent that he was entitled to do so at the date he became disabled, but only within six months (or such other period of time as is determined by the Committee which, in the case of an Incentive Stock Option, is determined at the time of grant and will not exceed 90 days) after the date his service ceases. To the extent he was not entitled to exercise an Option on the date of disability, or if he does not exercise an Option which he was entitled to exercise within the time specified, the Option will terminate.

(k) Death While Employed. If an Optionee dies while still an Employee, Consultant or Director, and if that Optionee has had Continuous Status as an Employee, Consultant or Director since the date the Option was granted, the Option may be exercised by the Optionee's Successor at any time within six months after the day the Optionee dies, but only to the same extent that would otherwise have applied had the Optionee not died and continued to maintain Continuous Status through the date of exercise.

(l) Death After Termination of Continuous Status. If an Optionee dies within 30 days (or, with respect to Optionees other than Outside Directors, such other period of time as is determined by the Committee which, in the case of an Incentive Stock Option, is determined at the time of grant and will not exceed 90 days) after his Continuous Status as an Employee, Consultant or Director has terminated, the Option may be exercised by the Optionee's Successor at any time within six months after the day the Optionee dies, but only to the same extent that the Option could have been exercised on the date of termination.

(m) Rule 16b-3. Options granted to individuals who are subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3. They must also contain any additional conditions or restrictions required by Rule 16b-3 for Plan transactions to qualify for the maximum exemptions allowable under the Exchange Act.


7.   Allotment of Shares.

The Committee will determine the number of Option Shares that will from time to time be offered to Employees, Consultants and Directors. The grant of an Option will not entitle the Optionee to, or disqualify him from, participating in any other grant under the Plan.

8.   Outside Directors.

This Section 8 may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules under either. Grants of Options under this Section will be automatic, non-discretionary and strictly in accordance with the following:

(a) No Discretion. No one will have any discretion in selecting which Outside Directors will be granted Options or in determining the number of Option Shares which they are granted; provided, however, that nothing in this Plan will prevent an Outside Director from declining to receive an Option.

(b) Automatic Grant. On the December first of every year during the life of the Plan, each person who is then an Outside Director will automatically be granted an Option to purchase 5,000 Shares of Common Stock.

(c) Option Terms. The terms of Options granted to Outside Directors will be as follows:

(1) The term of the Option will be 10 years.

(2) Subject to Section 6(i), the Option can be exercised only so long as the Outside Director remains a Director or within three months after termination as an Outside Director.

(3) he exercise price per Share will be 100% of the fair market value on the date the Option is granted.

(4) The Option will vest as to 25% of the Shares subject to the Option on each anniversary of the date of grant.

(5) In no event will an Option be capable of being exercised before shareholder approval of the Plan has been obtained.

9.   Adjustments Upon Changes in Capitalization or Merger.

(a) Adjustments. Subject to required action by the Convex stockholders, (a) the number of Shares covered by each Option, (b) the number of Shares authorized for issuance under the Plan and as to which either Options have not yet been granted or Shares have been returned to the Plan following cancellation or expiration of an Option, and (c) the price per Share covered by outstanding Options, will be proportionately adjusted to reflect increases or decreases in the number of issued shares of Common Stock effected without Convex receiving consideration. Conversion of convertible securities will not be treated as having been effected without Convex receiving consideration.

(b) Board Decision. This adjustment will be made by the Board, whose determination will be final. Except as provided in this Section, the issuance of shares of any class of stock (or the issuance of securities which are convertible into shares of any class of stock) will not affect the number or price of Shares subject to an Option.

(c) Winding Up. If a dissolution or liquidation of Convex is proposed, Options will terminate immediately before the dissolution or liquidation is consummated unless the Board has provided otherwise. The Board, in its discretion, may declare that an Option will terminate on another date and may give an Optionee the right to exercise Options as to any part of the Optioned Shares, including those which could not otherwise be exercised.

(d) Sale or Merger. If Convex proposes to sell all or substantially all of its assets or to merge with or into another corporation, Options will be assumed or an equivalent option will be substituted by the successor corporation (or a parent or subsidiary of the successor corporation) unless the Board, in its discretion and in lieu of the assumption or substitution, permits the Optionee to exercise the Option as to all of the Optioned Shares, including those which could not otherwise be exercised. If the Board so permits, it will notify the Optionee that the Option can be exercised for 30 days from the date of the notice.. The Option will terminate on expiration of the 30-day period.

10.  Amendment and Termination .

(a) Amendment and Termination. The Board may amend the Plan at any time, or from time to time, and may terminate it without stockholder approval. Notwithstanding the foregoing, approval of the holders of a majority of the outstanding shares entitled to vote is required for amendments which increase the number of shares for which options may be granted, materially change the standards of eligibility or constitute an amendment for which shareholder approval is required to comply with Rule 16b-3 or Section 422 of the Code.

(b) Effect. No amendment or termination of the Plan will unilaterally affect or impair Options already granted or any existing option or shareholder agreements. These will remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a written document signed by all affected parties.

11.  Adoption of the Plan.

The adoption of the Plan, and any action of the Board with respect to it, will not be deemed to give an Employee, Consultant or Director the right to be granted an Option to purchase Shares or any other rights. The only exception will be rights evidenced by an Agreement, or an amendment thereto, which has been duly authorized by the Board and executed on behalf of Convex and then only to the extent and on the terms which are contained in that Agreement or amendment.

12.  Term of the Plan.

No Options will be granted more than ten years from the earlier of the date the Plan is adopted or the date the Plan has been approved by the Convex shareholders.

13.  Conditions on Issuance of Shares.

Shares will not be issued on exercise of an Option unless, in the opinion of counsel for Convex, the exercise and the issuance and delivery of the Shares complies with all relevant provisions of law. This will include, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations under both, and the requirements of the New York Stock Exchange.


14.  Reservation of Shares.

During the term of the Plan, Convex will at all times have available a sufficient number of Shares to satisfy the requirements of the Plan. If Convex is unable to obtain the necessary authority from any regulatory body having jurisdiction, Convex will have no liability for failing to issue or sell Shares which, in the opinion of counsel for Convex, require such authority.

15.  Shareholder Approval.

Required approvals of Convex shareholders will be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Approval of amendments will be solicited on or before the first annual meeting of shareholders held after an Option is granted under the Plan, as then amended, to an Officer or Director. If shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of those holding a majority of Convex' outstanding shares. If shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all Convex shareholders. Notwithstanding the foregoing, a lesser degree of shareholder approval at a meeting or by written consent will be sufficient if the Board determines, in its discretion after consultation with counsel, that doing so will comply with all applicable laws and will not adversely affect the qualification of the Plan under Rule 16b-3 or Section 422 of the Code.

16.  Information to Optionees.

Notice that an Option has been granted to an Optionee will be given to the Optionee within a reasonable period of time after the grant date. During the period an Optionee has one or more Options outstanding, Convex will provide the Optionee with copies of its annual reports and all other information which it provides to its shareholders. Convex need not provide this information if Options under the Plan are only granted to key employees whose duties assure their access to equivalent information.


Adopted by the Board of Directors of
Convex Computer Corporation
on the 14th of March, 1991,
and approved by the shareholders of
Convex Computer Corporation
on the 9th of May 1991.

Amended to increase the number of
shares reserved for issuance to
2,650,000 by  the Board of Directors
of Convex Computer Corporation
on the 12th of March 1992,
and approved by the shareholders of
Convex Computer Corporation
on the 14th of May 1992.

Amended to increase the number of
shares reserved for issuance to
3,760,000 by  the Board of Directors
of Convex Computer Corporation
on the 19th of March 1993,
and approved by the shareholders of
Convex Computer Corporation
on the 13th of May 1993.

Amended to increase the number of
shares reserved for issuance to
4,960,000 by  the Board of Directors
of Convex Computer Corporation
on the 7th of March 1994,
and approved by the shareholders of
Convex Computer Corporation
on the 12th of May 1994.

Amended to increase the number of
shares reserved for issuance to
6,160,000 by  the Board of Directors
of Convex Computer Corporation
on the 13th of April 1995,
and approved by the shareholders of
Convex Computer Corporation
on the 11th of May 1995.





                               EXHIBIT 5.1



                              May 25, 1995


Convex Computer Corporation
3000 Waterview Parkway
Richardson, TX 75080

           Re:  Registration Statement
                on Form S-8
                -------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 30, 1995 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of your Common Stock reserved for issuance under the 1991 Stock Option Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                               Very truly yours,

                               WILSON, SONSINI, GOODRICH & ROSATI
                               Professional Corporation



                                EXHIBIT 23.1



                       CONSENT OF ERNST & YOUNG LLP

                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Stock Option Plan of Convex Computer Corporation of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Convex Computer Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                            /s/ Ernst & Young LLP

                                ERNST & YOUNG LLP

Dallas, Texas
May 31, 1995


                                      II-2


                                EXHIBIT 24.1


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Paluck and David W. Craig, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                  Title                    Date
    ---------------------    ---------------------         ---------------


    /s/ Robert J. Paluck
    ---------------------   Chairman of the Board and       May 30, 1995
    Robert J. Paluck        Chief Executive Officer
                           (Principal Executive Officer)


    /s/ David W. Craig
    ----------------------   Vice President, Finance and     May 30, 1995
    David W. Craig           Chief Financial Officer
                             (Principal Financial Officer
                             and Accounting Officer)


    /s/ Erich Bloch
    ----------------------   Director                        May 30, 1995
    Erich Bloch


    /s/ H. Berry Cash
    ----------------------   Director                        May 30, 1995
    H. Berry Cash


    /s/ Sam K. Smith
    ----------------------   Director                        May 30, 1995
    Sam K. Smith


    /s/ Steven J. Wallach
    ----------------------   Director                        May 30, 1995
    Steven J. Wallach


    /s/ Howard D. Wolfe
    ---------------------    Director                        May 30, 1995
    Howard D. Wolfe


    /s/ Max D. Hopper
    ---------------------    Director                        May 30, 1995
    Max D. Hopper


                                   II-3